UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 5, 2008

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(989) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 5, 2008, the Board of Directors of The Dow Chemical Company (“Dow” or the “Company”) approved a restructuring plan as part of a series of actions to advance the Company’s strategy and respond to the recent, severe economic downturn. The restructuring plan includes the shutdown of a number of facilities, as described in Item 2.06 below, and a global workforce reduction, which are planned to be completed during the next 2 years. The Company also expects to complete several divestitures within the next 2 years, which will result in a reduction of approximately 2,000 positions. As a result of the restructuring plan, the global workforce reduction and the divestitures, approximately 5,000 jobs will be eliminated across several functions, geographies and businesses.

The Company will record a charge of $300 million to $400 million in the fourth quarter of 2008 for severance costs associated with the restructuring plan and the workforce reduction, and curtailment costs associated with Dow’s defined benefit plans.

All severance costs associated with these activities will result in future cash expenditures.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

Item 2.06 Material Impairments.

On December 5, 2008, the Board of Directors of the Company approved a restructuring plan, which includes the shutdown of a number of facilities around the world, as part of a series of actions to advance the Company’s strategy and respond to the recent, severe economic downturn. As a consequence of these activities, which are scheduled to be completed over the next 2 years, the Company will record a charge in the fourth quarter of 2008 for asset write-downs and asset write-offs, including the write-down of certain manufacturing facilities, the recognition of a loss on the sale of a business, and the write-down of certain capital project spending. The charge related to the impairment of assets will range from $300 million to $400 million. The most significant impairments are described below:

-	Due to the recent, severe economic downturn, a decision was made to shut down a number of facilities, including the following:
•	Chlor-alkali manufacturing facility in Oyster Creek, Texas
•	Styrene and styrene derivative manufacturing facilities in Freeport, Texas; Pittsburg, California; Terneuzen, The Netherlands; and Varennes, Quebec, Canada
•	Facilities that manufacture NORDELTM hydrocarbon rubber in Seadrift, Texas, and TYRINTM chlorinated polyethylene in Plaquemine, Louisiana

-	Due to an expected loss on the pending sale of the Automotive Protection and Dampening business in Europe, an impairment charge will be recognized.

-	Due to a change in scope, the Company’s investment (primarily engineering costs) in a project to form a joint venture to design, build and operate a petrochemical complex in Oman will be written down.

None of the costs related to the write-down or write-off of assets will result in future cash expenditures.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

Section 8 - Other Events

Item 8.01 Other Events.

The Dow Chemical Company issued a press release on December 8, 2008, regarding the preceding items. The press release is included below in its entirety.

Dow Accelerates Implementation of its Transformational Strategy New Streamlined Operating Model to Reflect New Portfolio and Current Economic Realities

Midland, Mich. – December 8, 2008 – The Dow Chemical Company (NYSE:DOW) today announced a series of aggressive actions to accelerate its transformational strategy in light of current economic realities.

Dow’s transformation to a lean Corporate Center, a shared Business Services group and three business operating models, effective January of 2009, will accelerate the Company’s ability to shed high-cost assets and centralized functional structures. As part of the actions announced today, Dow will eliminate approximately 5,000 full-time jobs, close 20 facilities in high-cost locations and divest several non-strategic businesses. The job reductions represent a reduction of roughly 11 percent of Dow’s global workforce. Once fully implemented, these actions are expected to result in $700 million in annual operating cost savings by 2010 and are additional to the previously announced cost synergies of $800 million in the same timeframe for the anticipated Rohm and Haas acquisition.

In addition, reflecting poor current market conditions, Dow will temporarily idle approximately 180 plants and significantly reduce its contractor workforce worldwide by approximately 6,000 as predicated by reduced operations.

“Transformation, by definition, requires a commitment to working differently. We are moving from a highly centralized and standardized approach, to operating three very different business models with a lean and efficient Corporate Center. Today’s restructuring is designed to support the Dow of Tomorrow,” said Dow Chairman and CEO Andrew N. Liveris. “However, we are accelerating the implementation of these measures as the current world economy has deteriorated sharply, and we must adjust ourselves to the severity of this downturn.”

The new Dow will comprise three different business operating models: Joint Ventures/Asset Light; Performance Products; and Health & Agriculture, Advanced Materials and other Market Facing Businesses. Specific details on these business structures will be outlined early next year.

Webcast and Conference Call Information
Dow will host a call with investors and securities analysts today at 9:00 a.m. U.S. Eastern Standard Time. The call will last 30 minutes.

Connection information is as follows:
Listen-only dial-in information: +1 (719) 325-4746
Webcast Link: <http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=80099&eventID=2048018>

About Dow
With annual sales of $54 billion and 46,000 employees worldwide, Dow is a diversified chemical company that combines the power of science and technology with the "Human Element” to constantly improve what is essential to human progress. The Company delivers a broad range of products and services to customers in around 160 countries, connecting chemistry and innovation with the principles of sustainability to help provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. References to “Dow” or the “Company” mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 9, 2008     THE DOW CHEMICAL COMPANY

By:/s/WILLIAM H. WEIDEMAN

Name:  William H. Weideman
Title: Vice President and
Controller